Exhibit 10.12

Service Agreement

Mana Capital LLC, a Delaware limited liability company ("Sponsor") hereby offers to Jonathan Intrater ("Executive") the following terms for his service in terms of working as a director and officer of Mana Acquisition. Corp. ("Company", hereinafter, Sponsor, Executive and Company arc referred to as a "Party" in singular or "Parties" in plural), a Delaware corporation in its initial public offering as special purpose acquisition corporation ("Spac") to be listed on Nasdaq or NYSE and the Executive hereby accepts the offered terms as provided in this agreement ("Agreement"), dated May 11, 2021.

1. The Executive hereby represents that (i) he has no criminal record and has not been a subject of any lawsuit or action or administrative proceeding for the last ten years or any pending legal action or administrative proceeding according to his best knowledge as of the date this Agreement and (ii) he has obtained approval from his employer of his services to be rendered hereunder.

2. The Executive shall use his reasonable best effort to manage the business of the Company and exercise his fiduciary duty and duty of care as required under relevant Delaware law.

3. The Executive has the needed experience and background knowledge to perform his corporate duties as a director and/or executive of the Company.

4. The Executive hereby agrees to act in accordance with the relevant securities laws and regulations concerning a public company and will keep all the Company's internal information and business operations and the content of this Agreement confidential unless disclosure is required by law.

5. The Executive understands that the Company will indemnify the Executive in its charter documents and will procure reasonable director and officer insurance policy coverage for his service and the Executive hereby irrevocably and forever waives any and all claims against the Sponsor, its investors, owners, managers and advisors for whatever reasons and causes.

6. For his service as the CEO and a director of the Company, the Executive shall receive 150,000 shares of common stock of the Company (subject to pro rata adjustment if the Sponsor's total shares/warrants are required to be reduced by the regulators or for other reasons, "Shares") to be distributed to him by the Sponsor after the typical escrow restrictions are lifted after the consummation of a merger with a target company. An additional 100,000 Sponsor warrants shall be provided to the Executive following the merger if the common stock of the Company trades above $12.50 for a consecutive period of 20 trading days in terms of closing price before the closing of the merger.

7. The Executive shall not serve any other SPAC without the prior consent of the Sponsor.

8. This Agreement shall be governed by the laws of State of New York, the United States of America. Any dispute arising out of. Connected with or related to the present Agreement shall be exclusively settled by arbitration by an arbitration penal located in. New York City, consisting of two arbitrators whom each Party shall appoint one each under the Rules of American Arbitration. Association. The arbitral award is exclusive, final, valid, legal, and binding on and enforceable against each Party.

9. This Agreement shall expire automatically upon the distribution of the Shares and warrants to the Executive. Section 4 and Section 8 shall survive termination of this Agreement.

10. This Agreement contains the entire understanding of the Parties. There are no other restrictions, agreement, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein.

11. This Agreement may not be altered, modified or amended except by written instruments signed by each of the Parties hereto.

12. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party's rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision of this Agreement shall not be affected thereby.

14. Assignment, Successors, Binding Agreement. This Agreement shall not he assignable by any of the Parties. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, representatives, successors and permitted assigns.

15. Headings. The headings used in this Agreement are for convenience only and shall not affect the meaning of or be used to interpret any provisions herein.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17. Effectiveness. This Agreement shall enter into effect as soon as all Parties have signed and sealed by its duly representatives this Agreement.

18. IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date and year first written above.

For Mana Capital LLC

Signature: /s/ Tong Mao

Name and Title:

Executive – Jonathan Intrater

Signature: /s/ Jonathan Intrater